UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2011

Hartman Short Term Income Properties XX, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-154750	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft. Ste. 420, Houston, Texas 77057
(Address of principal executive offices)
(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The Company held its 2011 Annual Meeting of Stockholders on December 23, 2011. Three proposals were on the agenda for the meeting: Proposal 1, to elect three directors to hold office until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify; Proposal 2, To consider and vote upon amendments to the Company’s Third Amended and Restated Articles of Incorporation dated March 5, 2011 (the “Charter”), and; Proposal 3, To ratify the selection of Weaver Tidwell, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Proposal 1: Election of Directors

All nominees standing for election as directors were elected to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

The voting results for each of the three persons nominated were as follows:

Nominee	Votes For	Votes Withheld
Allen R. Hartman	735,654.6905	1,019.2526
Jack Tompkins	735,654.6905	1,019.2526
Rick Ruskey	735,654.6905	1,019.2526

Proposal 2: Amendments to the Charter

The proposal to ratify the amendments to the Company’s Third Amended and Restated Articles of Incorporation dated March 5, 2011 (the “Charter”) were approved.

The voting results for the approval of the amendment to the Charter were as follows:

Votes For	Votes Against	Abstentions
711,300.6263	8,946.1694	16,427.1474

Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm

The proposal to ratify the selection of Weaver Tidwell, LLP as the Company’s independent registered public accounting firm for the year ending December, 31, 2011 was approved.  The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
736,673.9431	0	0

A copy of the Amended Articles of Incorporation is attached to this Form 8-K as Exhibit EX 3.1.

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
Date: December 30, 2011	By:	/s/ Louis T. Fox, III
Louis T. Fox, III
Chief Financial Officer